FOR RIVERSOURCE VARIABLE PORTFOLIO - INCOME SERIES, INC.


EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE VARIABLE PORTFOLIO - INCOME SERIES, INC.
JOINT SPECIAL MEETING OF SHAREHOLDERS HELD ON JAN. 29, 2008
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a Fund.

To approve an Agreement and Plan of Reorganization between the Fund and a separate, corresponding newly-formed series of RiverSource Variable Series Trust, a Massachusetts business trust.

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                                                                        DOLLARS VOTED                            BROKER
FUND                                            DOLLARS VOTED "FOR"       "AGAINST"          ABSTENTIONS       NON-VOTES
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RiverSource Variable Portfolio - Core Bond             86,193,080.392      3,351,105.151        4,720,693.542    0.000
Fund
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RiverSource Variable Portfolio - Diversified
Bond Fund                                           3,963,068,566.301     97,720,584.633      190,781,631.196    0.000
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RiverSource Variable Portfolio - Global Bond
Fund                                                1,210,450,270.054     28,733,140.372       57,973,874.212    0.000
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RiverSource Variable Portfolio - Global
Inflation Protected Securities Fund                   741,448,612.321     15,164,938.006       35,666,055.354    0.000
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RiverSource Variable Portfolio - High Yield
Bond Fund                                             970,613,613.551     27,741,494.129       55,178,955.856    0.000
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RiverSource Variable Portfolio - Income
Opportunities Fund                                    663,632,776.338     14,353,233.592       30,228,080.684    0.000
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RiverSource Variable Portfolio - Short
Duration U.S. Government Fund                         443,124,447.590     16,165,358.274       25,080,718.801    0.000
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